Exhibit 10.4

SHARE SWAP AGREEMENT

THIS SHARE SWAP AGREEMENT (this “Agreement”) is entered into on December 3, 2019 by and among:

1.	Ruipeng Pet Group Inc., an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “Ruipeng Inc.”);

2.	HHRP Holdings (Cayman) Inc., an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “HHRP Cayman”);

3.

Skyfield Holdings (Cayman) Inc., an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “Skyfield Cayman”, together with HHRP Cayman, the “Existing Cayman Companies”);

4.	Each of the Parties listed on Part I of Exhibit A attached hereto (the “HHRP Cayman Shareholders”, and each an “HHRP Cayman Shareholder”); and

5.	Each of the Parties listed on Part II of Exhibit A attached hereto (the “Skyfield Cayman Shareholders”, and each a “Skyfield Cayman Shareholder”),

the Skyfield Cayman Shareholders, together with the HHRP Cayman Shareholders, the “Existing Cayman Shareholders”, and each, an “Existing Cayman Shareholder”.

RECITALS

A.

Each of the HHRP Cayman Shareholders holds certain number of ordinary shares of HHRP Cayman, which number is set forth opposite its name in the column of “Number of Ordinary Shares” on Part I of Exhibit B attached hereto (collectively, the “HHRP Cayman Shares”).

B.

Each of the Skyfield Cayman Shareholders holds certain number of ordinary shares of Skyfield Cayman, which number is set forth opposite its name in the column of “Number of Ordinary Shares” on Part II of Exhibit B attached hereto (collectively, the “Skyfield Cayman Shares”).

C.

Each of the Existing Cayman Shareholders desires to transfer the HHRP Cayman Shares and the Skyfield Cayman Shares held by them to Ruipeng Inc. in consideration of the allotment and issuance by Ruipeng Inc. to each Existing Cayman Shareholder of certain number of ordinary shares of Ruipeng Inc., par value US$0.000001 each (the “Ruipeng Inc. Shares”), which number is set forth opposite the name of each Existing Cayman Shareholder in the column “Number of Ruipeng Inc. Shares Subscribed” on Exhibit C attached hereto, and Ruipeng Inc. desires to acquire the HHRP Cayman Shares and the Skyfield Cayman Shares and issue such Ruipeng Inc. Shares to the Existing Cayman Shareholders.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the parties agree as follows:

1.	THE SHARE SWAP

1.1

Subject to the terms and conditions contained herein, the Existing Cayman Shareholders, as the owners of the HHRP Cayman Shares and the Skyfield Cayman Shares, hereby agree to sell, assign and convey unto Ruipeng Inc.: (i) all the HHRP Cayman Shares and (ii) all the Skyfield Cayman Shares, in consideration for which Ruipeng Inc. shall issue to each Existing Cayman Shareholder the number of Ruipeng Inc. Shares as indicated in Exhibit C.

2.	CLOSING.

2.1

The closing of the transactions contemplated by this Agreement shall take place remotely via the exchange of documents and signatures on a date no later than five (5) Business Days after all closing conditions specified in Section 4 hereof have been waived or satisfied (other than those conditions which by their terms shall be satisfied simultaneously with the Closing), or at such other time and place as the parties hereto shall mutually agree in writing (the “Closing” and the time and date of the Closing, the “Closing Date”).

2.2	Subject to the terms and conditions set forth in this Agreement,

(i)

Deliveries by Ruipeng Inc. at the Closing. On the Closing Date, subject to the satisfaction or waiver of all the conditions set forth in Section 4 below, Ruipeng Inc. shall deliver (or cause to be delivered) to each Existing Cayman Shareholder:

(a)

a copy of the share certificate in the name of such Existing Cayman Shareholder representing the Ruipeng Inc. Shares being subscribed for by such Existing Cayman Shareholder at the Closing, with the original duly executed share certificate delivered to such Existing Cayman Shareholder within ten (10) Business Days after the Closing;

(b)

a copy of the updated register of members of Ruipeng Inc., certified by the registered office provider of Ruipeng Inc., reflecting the issuance to such Existing Cayman Shareholder of the Ruipeng Inc. Shares being subscribed for by such Existing Cayman Shareholder at the Closing;

(c)	a copy of the duly executed shareholders agreement substantially in the form of Exhibit D attached hereto (the “Shareholders Agreement”).

(ii)

Deliveries by the Existing Cayman Shareholders at the Closing. On the Closing Date, subject to the satisfaction or waiver of all the conditions set forth in Section 4 below, the Existing Cayman Shareholders shall deliver (or cause to be delivered) to Ruipeng Inc.:

(a)

a copy of Skyfield Cayman’s share certificate in the name of Ruipeng Inc., representing the Skyfield Cayman Shares being held by Ruipeng Inc. at the Closing, with the original duly executed share certificate delivered to Ruipeng Inc. within ten (10) Business Days after the Closing;

(b)

a copy of the updated register of members of the Company, certified by the registered office provider of Skyfield Cayman, reflecting the Skyfield Cayman Shares being owned by Ruipeng Inc. at the Closing. For the avoidance of doubt, at the Closing, Ruipeng Inc. shall be the sole shareholder of Skyfield Cayman, holding all the Skyfield Cayman Shares;

(c)

an executed and dated instrument of transfer delivered by each Existing Cayman Shareholders, transferring the title to the Skyfield Cayman Shares to Ruipeng Inc., the share certificates issued in the name of such Existing Cayman Shareholder in respect of the Skyfield Cayman Shares for cancellation, and new share certificates issued to Ruipeng Inc. in respect of the Skyfield Cayman Shares.

2.3

Deliveries by the Existing Cayman Shareholders after the Closing. After Closing, the Existing Cayman Shareholders shall, upon receipt of a written request from Ruipeng Inc. (the “Demand Request”) in the form set out in Exhibit G, immediately deliver (or cause to be delivered) to Ruipeng Inc.:

(i)

a copy of HHRP Cayman’s share certificate in the name of Ruipeng Inc., representing the HHRP Cayman Shares being held by Ruipeng Inc. according to Section 1.1, with the original duly executed share certificate delivered to Ruipeng Inc. within ten (10) Business Days after delivering such copy;

(ii)

a copy of the updated register of members of HHRP Cayman, certified by the registered office provider of HHRP Cayman, reflecting the HHRP Cayman Shares being owned by Ruipeng Inc. according to Section 1.1. For the avoidance of doubt, Ruipeng Inc. shall be the sole shareholder of HHRP Cayman, holding all the HHRP Cayman Shares.

(iii)

an executed and dated instrument of transfer in the form set forth in Exhibit H, transferring the title to the HHRP Cayman Shares to Ruipeng Inc., the share certificates issued in the name of such Existing Cayman Shareholder in respect of the HHRP Cayman Shares for cancellation, and new share certificates issued to Ruipeng Inc. in respect of the HHRP Cayman Shares.

In the event that any of the Existing Cayman Shareholders fails to deliver any of the aforesaid documents to Ruipeng Inc. in accordance with this Section 2.3, Ruipeng Inc. is entitled, at its sole discretion to: reverse the share swap transaction contemplated hereunder and/or seeking injunctions and/or orders for specific performance to ensure the relevant parties’ compliance with this Agreement.

3.	REPRESENTATIONS AND WARRANTIES.

3.1

The Existing Cayman Shareholders and the Existing Cayman Companies, severally but not jointly, represent and warrant with respect to itself to Ruipeng Inc. that each of the statements contained in Part I and Part II of Exhibit E is true, correct and complete as of the date of this Agreement and as of the Closing Date.

3.2

Ruipeng Inc. represents and warrants to the Existing Cayman Shareholders that each of the statements contained in Exhibit F is true, correct and complete as of the date of this Agreement and the Closing Date hereunder.

4.	CONDITIONS TO CLOSING.

4.1

Each Existing Cayman Shareholder’s obligation to transfer the Skyfield Cayman Shares held by it to Ruipeng Inc., unless otherwise waived in writing by the Existing Cayman Shareholder, are subject to the fulfillment at or before the Closing of each of the following conditions:

(i)	Representations and Warranties. The representations and warranties of Ruipeng Inc. contained in Exhibit F shall be true and correct as of the Closing.

(ii)

Approvals and Waivers. Ruipeng Inc. shall have obtained any and all approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

(iii)

Performance. Ruipeng Inc. shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

4.2

Ruipeng Inc.’s obligation to issue Ruipeng Inc. Shares to the Existing Cayman Shareholders, unless otherwise waived in writing by the Existing Cayman Shareholders, are subject to the fulfillment at or before the Closing of each of the following conditions:

(i)	Representations and Warranties. The representations and warranties of the Existing Cayman Shareholders contained in Part I and Part II of Exhibit E shall be true and correct as of the Closing.

(ii)

Approvals and Waivers. Each Existing Cayman Shareholder shall have obtained any and all approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

(iii)

Performance. Each Existing Cayman Shareholder shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

5.	COVENANTS

5.1

The Existing Cayman Shareholders shall transfer all the HHRP Cayman Shares to Ruipeng Inc., free and clear of all Liens upon receipt of the Demand Request from Ruipeng Inc. subject to the terms and conditions of this Agreement. In the event that any of the Existing Cayman Shareholders fails to transfer any of the HHRP Cayman Shares to Ruipeng Inc., in accordance with this Section 5.1, Ruipeng Inc. is entitled, at its sole discretion to: reverse the share swap transaction contemplated hereunder and/or seeking injunctions and/or orders for specific performance to ensure the relevant parties’ compliance with this Agreement.

5.2

To ensure the transfer of HHRP Cayman Shares to Ruipeng Inc. according to the terms of this Agreement, the Existing Cayman Shareholders undertake upon the execution of this Agreement to deposit, or procure that there be deposited, with Ruipeng Inc.:

(i)	executed and undated instruments of transfer in the form set out in Exhibit H, by each Existing Cayman Shareholders; and

(ii)	signed and dated undertaking letter from HHRP Cayman to register transfers of the HHRP Cayman Shares to the Ruipeng Inc. in the form set out in Exhibit I;

6.	Miscellaneous.

6.1

Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the Parties hereunder.

6.2

Dispute Resolution. In the event the Parties are unable to settle a dispute between them, such dispute shall be referred to and finally settled by arbitration at the China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing. The arbitration shall be conducted in accordance with the CIETAC Arbitration Rules in force at the time of the initiation of the arbitration, which rules are deemed to be incorporated by reference into this Section 6.2. There shall be one (1) arbitrator jointly nominated by disputing parties, who shall be qualified to practice the laws of the Hong Kong. In the event that the Parties cannot jointly agree on an arbitrator, the CIETAC shall appoint an arbitrator. The arbitral proceedings shall be conducted in Chinese. The award of the arbitral tribunal shall be final and binding upon the parties thereto.

6.3

Specific Performance. The Parties hereto acknowledge and agree that irreparable harm may occur for which monetary damages would not be an adequate remedy in the event that the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive relief and/or specific performance to address breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

6.4

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties. This Agreement and the rights and obligations therein may not be assigned by any Party without the written consent of the other Parties.

6.5	Entire Agreement. This Agreement, including any schedules and exhibits hereto, constitutes the entire understanding and agreement among the Parties with regard to the subjects of this Agreement.

6.6	Amendments. Any term of this Agreement may be amended only with the written consent of the Parties.

6.7

Termination. In the event that HHRP Holdings Limited has not acquired 97.749968% of the equity interests of Ruipeng Group Ltd (“瑞鹏宠物医疗集团有限公司”) and completed all the registration and filing procedures with respect to the State Administration for Market Regulation of the PRC or its local counterpart, Ministry of Commerce of the PRC or its local counterpart and State Administration of Foreign Exchange of the PRC or its local counterpart, within three (3) months following the execution of this Agreement, HH Skyfield Holdings Inc. shall have the right to terminate this Agreement by written notice to the other parties. Upon termination of this Agreement, all the transactions contemplated herein shall be revoked as if this Agreement has not been taking effect.

6.8

Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses specified in Exhibit J (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.8).

6.9

Delays or Omissions; Waivers. Upon any breach or default of any other Party under this Agreement, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy of such Party nor shall it or any waiver of any other breach or default theretofore or thereafter occurring be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver by any Party of any condition or breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Laws or otherwise afforded to any Party, shall be cumulative and not alternative.

6.10

Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to sections, schedules and exhibits herein are to sections, schedules and exhibits of or to this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iv) the definitions of terms are equally applicable both to the singular and plural forms of such terms; (v) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated); (vi) references to a Person are references to such Person’s successors and permitted assigns (whether or not already so stated); and (vii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

6.11

Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each Party shall have signed a counterpart.

6.12

Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use reasonable best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

6.13

Confidentiality and Non-Disclosure. Each Party shall keep this Agreement and the transactions contemplated hereby confidential, and shall not disclose to any third party without the prior written consent of the other Parties, provided, that each Party may make disclosure to its shareholders, members, directors, officers, affiliates, advisors and other representatives, on a need to know basis, or otherwise as required by applicable Law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Ruipeng Pet Group Inc.,
By: /s/ Yonghe Peng Name: Yonghe Peng Title: Director

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HHRP Holdings (Cayman) Inc.,
By: /s/ Jennifer Neo Name: Jennifer Neo Title: Director

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Skyfield Holdings (Cayman) Inc.,
By: /s/ Jennifer Neo Name: Jennifer Neo Title: Director

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HH Skyfield Holdings Inc.
By: /s/ Jennifer Neo Name: Jennifer Neo Title: Director

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Aino Family Holding Limited
By: /s/ Authorized Signatory Name: Authorized Signatory Title: Authorized Representative

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Aino Brothers Holding Limited
By: /s/ Authorized Signatory Name: Authorized Signatory
Title: Authorized Representative

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Jing An Holdings Limited
By: /s/ Authorized Signatory Name: Authorized Signatory Title: Authorized Representative

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

AnAn Brothers Holdings Limited
By: /s/ Authorized Signatory Name: Authorized Signatory Title: Authorized Representative